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EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the use of our report dated January 13, 1997 in this Annual Report (Form 10-K) of Connective Therapeutics, Inc. (also known as Connetics Corporation) for the year ended December 31, 1996, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A-2.



        We also consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-04985) pertaining to the 1995 Employee Stock Purchase Plan, 1994 Stock Plan and 1995 Director Stock Option Plan of Connective Therapeutics, Inc. (also known as Connetics Corporation), of our report dated January 13, 1997, with respect to the consolidated financial statements of Connective Therapeutics, Inc. (also known as Connectics Corporation) included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                        ERNST & YOUNG, LLP



Palo Alto, California
April 25, 1997